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                                                                    Exhibit 23.6

                                UBS WARBURG LLC
                             10 South Wacker Drive
                                   Suite 2050
                               Chicago, IL 60606
                               www.ubswarburg.com

AirGate PCS, Inc.
Harris Tower
233 Peachtree Street N.E.
Suite 1700
Atlanta, Georgia 30303

   We hereby consent to (i) the inclusion of our opinion letter, dated August 28, 2001, to the Board of Directors of AirGate PCS, Inc. ("AirGate" or the "Company") as Annex D to the proxy statement/prospectus of AirGate relating to the issuance of up to 13.5 million shares of AirGate common stock to the stockholders of iPCS, Inc. and (ii) all references to UBS Warburg, in the sections captioned "SUMMARY--THE MERGER--Fairness Opinion of AirGate's Financial Advisor," "THE MERGER--Background of the Merger," "--AirGate's Reasons for the Merger" and "--Opinion of AirGate's Financial Advisor" of the proxy statement/prospectus of AirGate which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                          UBS Warburg LLC

                                                  /s/ Stanley W. Holtz
                                          By: _________________________________
                                                     Stanley W. Holtz
                                                     Managing Director

                                                   /s/ James A. Harron
                                          By: _________________________________
                                                      James A. Harron
                                                    Associate Director

Chicago, Illinois
September 21, 2001